UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2007

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2007, the Registrant received an executed 2007 Managed Long Term Care Model Contract (C021884), between the New York State Department of Health (“NY DOH”) and WellCare of New York, Inc. (“WellCare NY”), a wholly-owned subsidiary of the Registrant, and an executed Medicaid Advantage Plus Model Contract (C021887), between the NY DOH and WellCare NY.  Pursuant to the Managed Long Term Care Contract, WellCare NY provides home and community-based services to chronically ill or disabled Medicaid beneficiaries who qualify for nursing home levels of care.  Pursuant to the Medicaid Advantage Plus Contract, WellCare NY provides, among other services, home and community-based services as well as primary and acute care services to certain Medicaid and Medicare beneficiaries who qualify for nursing home levels of care.  Both contracts are effective for the period July 1, 2007 to December 31, 2009.  Copies of the contracts are attached as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the above-described contracts.  The above description is qualified in its entirety by reference to the contracts.

In the interest of providing interested parties with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the Securities and Exchange Commission.  The Registrant does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits.

10.1	2007 Managed Long Term Care Model Contract (C021884), between the New York State Department of Health and WellCare of New York, Inc.
10.2	Medicaid Advantage Plus Model Contract (C021887), between the New York State Department of Health and WellCare of New York, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2007	WELLCARE HEALTH PLANS, INC. /s/ Paul Behrens
Paul Behrens
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2007 Managed Long Term Care Model Contract (C021884), between the New York State Department of Health and WellCare of New York, Inc.
10.2	Medicaid Advantage Plus Model Contract (C021887), between the New York State Department of Health and WellCare of New York, Inc.